EXHIBIT 5.1

June 17, 1997


Board of Directors
Old National Bancorp
420 Main Street
Evansville, Indiana  47708

     RE: Issuance of up to $150,000,000 aggregate principal amount of debt securities

Ladies and Gentlemen:

     We have represented Old National Bancorp (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission on June 17, 1997, for the purpose of registering, under the Securities Act of 1933, as amended, up to $150,000,000 aggregate principal amount of Medium-Term Notes Due Nine Months or More from Date of Issue (the "Debt Securities").

     The Debt Securities will be sold or delivered form time to time as set forth in the Registration Statement, and any amendment thereto, the prospectus contained therein (the "Prospectus") and any supplements to the Prospectus (individually, a "Prospectus Supplement" and collectively, the "Prospectus Supplements"). The Debt Securities will be issued under an indenture (the "Indenture") to be entered into between the Company and Bank One Trust Company, N.A. (the "Trustee"). A form of the Indenture will be included as an exhibit to the Registration Statement.

     In connection with this opinion, we have reviewed (i) the Registration Statement, (ii) the Indenture in substantially the form as will be filed as an exhibit to the Registration Statement, (iii) the Company's Articles of Incorporation and By-Laws, (iv) certificates of officers of the Company, and
(v) such other records, documents, instruments and information as we have in our judgment deemed relevant. In our review, we have assumed the following:
(i) the authenticity of original documents and the genuineness of all signatures, (ii) the conformity to the originals of all documents submitted to us as copies, and (iii) the truth, accuracy and completeness of the records, documents, instruments, certificates and information which we have reviewed. We have also assumed that the Registration Statement, and any applicable amendments thereto (including post-effective amendments), will have become effective under the Securities Act of 1933, as amended.

     Based upon the foregoing, and subject to the exceptions, qualifications and limitations stated herein, we are of the opinion that, when appropriate corporate action has been taken to authorize the issuance of any Debt Securities, all necessary action has been taken under the Indenture and such Debt Securities have been duly completed, executed, authenticated, sold, issued and delivered in the applicable form filed as an exhibit to the Registration Statement, in accordance with the Indenture and in the manner described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, such Debt Securities will be legally issued and constitute valid and binding obligations of the Company.

Board of Directors
Old National Bancorp
June 17, 1997
Page 2


     The opinion rendered in the preceding paragraph is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) the effect of equitable relief and general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, and (iii) we express no opinion with respect to whether the acceleration of any Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

     To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that
(i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the Trustee is duly qualified to engage in the activities contemplated by the Indenture, (iii) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, (iv) the Trustee is in compliance generally with respect to acting as a trustee under the Indenture with all applicable laws and regulations, and (v) the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

     This opinion is limited to the matters stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated. This opinion is addressed to you and is solely for your use in connection with the Registration Statement, and we assume no professional responsibility to any other party whatsoever. Accordingly, the opinion expressed herein is not to be relied upon, utilized or quoted by or delivered or disclosed to, in whole or in part, any other person, corporation, entity or governmental authority without, in each instance, the prior written consent of this firm.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and in the Prospectus and any Prospectus Supplement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,


                                       /s/ KRIEG DeVAULT ALEXANDER & CAPEHART
                                       --------------------------------------
                                       KRIEG DeVAULT ALEXANDER & CAPEHART

MM:awc:SS-118412-1